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                                                                   EXHIBIT 10.4


                           July 28, 2000
                           VIA FAX AND FEDERAL EXPRESS



Mr. Andrew F. Donchak
233 Avenida La Cuesta
San Clemente, CA 92672

Dear Mr. Donchak:

        This letter will confirm our offer to you for the position of Senior Vice President and Chief Marketing Officer, autobytel.com inc. located at its corporate headquarters in Irvine, California. It is expected you will commence employment as soon as possible and in no event later than August 28, 2000.

Base Salary:                  $245,000 annualized, paid on a bi-weekly basis

Bonus: A bonus to be calculated in the manner determined by the Board, targeted to be 50% of your base salary earned in any year.

Options: 150,000 - exercise price shall be the closing stock price on the date of hire or Board ratification, whichever is later.

Change of Control:            Your options will fully vest in the event of a
                              Change of Control in which the Option Plan is not adopted by the acquiring entity, or in the event your employment is terminated without cause within 1 year of the Change of Control.

Severance:                    1 year of base salary in the event your employment
                              is terminated without cause.

Relocation Reimbursement:     Not to exceed $5,000


        Additionally, you will be eligible to participate in the company's health insurance plan and 401(k) plan, and other benefit plans each in accordance with the terms of such plan. You shall be entitled to the perquisites and benefits afforded to the other senior officers of the company, in each case, in accordance with the plans governing such programs.

        Please execute a copy of this letter and return it in the envelope provided confirming your acceptance of this offer and its terms. This offer shall expire at the close of business on Monday, July 31, 2000.



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Mr. Andrew F. Donchak
July 28, 2000

We look forward to your joining autobytel.com inc.



                                                  Sincerely,



                                                  /s/ Mark W. Lorimer
                                                  -----------------------------
                                                  Mark W. Lorimer
                                                  President and CEO

Mwl/jd
Enclosures

AGREED, this 28 day of July, 2000.

/s/ Andrew F. Donchak
----------------------------------
Andrew F. Donchak




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